Exhibit 10.1
AGREEMENT
     This AGREEMENT (this “Agreement”) is made as of July 29, 2010, by and among BigBand Networks, Inc., a Delaware corporation (the “Company”), ValueAct SmallCap Master Fund, L.P. (“ValueAct SmallCap Master Fund”), VA SmallCap Partners, LLC (“VA SmallCap Partners”), ValueAct SmallCap Management, L.P. (“ValueAct SmallCap Management”), ValueAct SmallCap Management, LLC (“ValueAct SmallCap Management GP”), VA Partners I, LLC (“VA Partners”), ValueAct Capital Management, L.P. (“ValueAct Capital Management”), and David Lockwood (Mr. Lockwood, together with ValueAct SmallCap Master Fund, VA SmallCap Partners, ValueAct SmallCap Management, ValueAct SmallCap Management GP, VA Partners, and ValueAct Capital Management are sometimes referred to herein as the “ValueAct Group”).
     WHEREAS, the ValueAct Group beneficially owns in the aggregate 10,008,635 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);
     WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the stockholders of the Company to appoint David Lockwood to the Board in the class whose term ends at the annual meeting of stockholders to be held in calendar year 2012 (Class III), effective as of the date hereof; and
     WHEREAS, the Company and the ValueAct Group desire, in connection with Mr. Lockwood’s appointment, to make certain covenants and agreements with one another pursuant to this Agreement;
     NOW THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Standstill. Each member of the ValueAct Group agrees that, during the Restricted Period, neither it nor any of its Affiliates will, unless specifically requested by, or authorized in writing by a resolution of, the Board, directly or indirectly:
     (a) effect or seek to effect, offer or propose to effect, or cause or participate in, or in any way assist or facilitate any other person or entity to effect or seek, offer or propose to effect or participate in, (i) any acquisition (or sale) of any material assets or businesses, of the Company or any of its subsidiaries, (ii) any tender offer or exchange offer, merger, acquisition, share exchange or other business combination involving the Company or any of its subsidiaries, or (iii) any recapitalization, extraordinary or special dividend, restructuring, liquidation, disposition, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses (any such transaction described in this subparagraph (a), an “Extraordinary Transaction”); provided, however, that nothing in this subparagraph (a) shall prevent the ValueAct Group from voting in favor of any Extraordinary Transaction that has been approved or recommended by the Board, or voting against any Extraordinary Transaction that has not been approved and recommended by the Board;

     (b) purchase or cause to be purchased or otherwise acquire or agree to acquire economic ownership (as defined below) of (i) any Common Stock, if in any such case, immediately after the taking of such action the ValueAct Group, together with their respective Affiliates, would, in the aggregate, economically own more than 14.9% of the then outstanding shares of Common Stock; provided, however, that it shall not be a breach of this subparagraph (b) if the ValueAct Group’s economic ownership of shares of Common Stock exceeds such 14.9% limitation solely as a result of share purchases, reverse share splits or other similar actions taken by the Company that by reducing the number of shares of Common Stock outstanding cause the ValueAct Group’s economic ownership to exceed such 14.9% limitation, so long as the ValueAct Group’s economic ownership shall not increase thereafter (except solely as a result of further share purchases, reverse share splits or other similar actions taken by the Company), unless and until the ValueAct Group’s economic ownership before and after such subsequent increase does not exceed such 14.9% limitation, or (ii) any other securities issued by the Company;
     (c) seek to call, or to request the call of, or call a special meeting of the stockholders of the Company, or seek to make, or make, a stockholder proposal (whether pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise) at any meeting of the stockholders of the Company, or seek election to the Board, seek to place a representative on the Board or seek the removal of any director from the Board, or otherwise acting alone, or in concert with others, seek to control, advise, change or influence the management, Board, governance instruments, policies or affairs of the Company;
     (d) form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Common Stock or deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement, or grant any proxy with respect to any shares of Common Stock (other than to a designated representative of the Company pursuant to a proxy solicitation on behalf of the Board), other than solely with other members of the ValueAct Group or one or more Affiliates of the ValueAct Group with respect to the shares of Common Stock acquired in compliance with subparagraph (b) above;
     (e) solicit proxies or written consents of stockholders, or make, or in any way participate in, any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Exchange Act (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote any shares of Common Stock with respect to (i) any matter described in subparagraphs (a) through (c) above, (ii) any Extraordinary Transaction, (iii) any material change in the present board of directors or management of the Company or any subsidiary or division thereof, including, without limitation, any plans or proposals to change the number or the term of directors, to remove any director or to fill any existing vacancies on the board, or to change any material term of the employment contract of any executive officer, (iv) the opposition of any person nominated, or the nomination of any person not nominated, by the Company’s management or nominating committee, (v) any material change in the Company’s capital structure or business, or (vi) any other action to or seek to control, advise, change or influence the management, the Board, governance instruments, policies or affairs of the Company; provided, however, that nothing in this subparagraph (e) shall prevent the ValueAct Group from voting in favor of any Extraordinary Transaction that has been approved or recommended by the Board, or voting against any Extraordinary Transaction that has not been approved and recommended by the Board;
     (f) make any public announcement with respect to any matter described in subparagraphs (a) through (e) above;
     (g) enter into any discussions, negotiations, agreements or understandings with any person or entity with respect to any of the foregoing, advise, assist, encourage, support or seek to persuade others to take any action with respect to any of the foregoing, or act in concert with others or as part of a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any of the foregoing; or
     (h) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in subparagraphs (a) through (g) above; or
     (i) request the Company or any of its Affiliates, directly or indirectly, in any public manner to amend or waive any provision of this paragraph (including this subparagraph).
Nothing in this Section 1 shall limit any actions that may be taken by Mr. Lockwood acting solely in his capacity as a director of the Company consistent with his fiduciary duties to the Company’s stockholders as a director of the Company.
     2. Voting Provisions. Each member of the ValueAct Group agrees that, during the Restricted Period, such member of the ValueAct Group, together with its Affiliates, in its capacity as a stockholder of the Company, will cause all shares of Common Stock for which they have the right to vote to be present for quorum purposes and to be voted at any meeting of stockholders or at any adjournments or postponements thereof, (a) in favor of each director nominated and recommended by the Board for election at any such meeting, (b) against any stockholder nominations for director which are not approved and recommended by the Board for election at any such meeting, and (c) in accordance with the recommendation of the Board in any other matter proposed by stockholders of the Company.
     3. Transfer Restrictions. Each member of the ValueAct Group agrees that, during the Restricted Period, neither it nor any of its Affiliates will, unless specifically approved in writing by a resolution of the Board, directly or indirectly, Transfer any shares of Common Stock beneficially owned by any member of the ValueAct Group. Notwithstanding the foregoing, each member of the ValueAct Group shall be permitted to Transfer shares of Common Stock beneficially owned by any member of the ValueAct Group (a) in one or more transactions with any Affiliate of any member of the ValueAct Group, so long as prior to or concurrent with any such transaction such Affiliate agrees in writing to be bound by the terms of this Agreement, (b)

pursuant to the terms of any tender offer, exchange offer, merger, reclassification, reorganization, recapitalization or other similar transaction in which stockholders of the Company are offered, permitted or required to participate as holders of Common Stock, provided that such tender offer, exchange offer, merger, reclassification, reorganization, recapitalization or other transaction has been approved or recommended by the Board, and (c) if Mr. Lockwood ceases to be a member of the Board during the Restricted Period, in a “brokers’ transaction” (as defined in Rule 144 promulgated by the SEC under the Securities Act) that does not exceed the volume limitation described in paragraph (e)(1) of, and satisfies all of the other conditions set forth in, Rule 144 promulgated by the SEC under the Securities Act, provided that such member of the ValueAct Group does not knowingly Transfer any such shares in such transaction to any person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) who or that is (or will become upon consummation of such transaction) the economic owner of five percent (5%) or more of the outstanding shares of Common Stock.
     4. Defined Terms. For purposes of this Agreement:
     (a) The term “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act. For purposes of this Agreement, (i) the ValueAct Group, on the one hand, and the Company, on the other, shall not be deemed to be Affiliates of each other, and (ii) Affiliates of the ValueAct Group shall include, without limitation, the directors, officers, partners, members, employees, agents (acting in such capacity) of any member of the ValueAct Group, any investment funds or accounts directly or indirectly controlled or managed by any of the foregoing and any person or entity in which any member of the ValueAct Group and/or such funds beneficially own and/or exercise control or direction over, directly or indirectly, securities carrying more than fifty percent (50%) of the voting rights of such person or entity.
     (b) The terms “beneficial owner” and “beneficially own” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act.
     (c) The terms “economic owner” and “economically own” shall have the same meanings as “beneficial owner” and “beneficially own,” except that a person or entity will also be deemed to economically own and to be the economic owner of (i) all shares of Common Stock which such person or entity has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (ii) all shares of Common Stock in which such person or entity has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of shares of Common Stock.
     (d) The term “Transfer” means directly or indirectly offer, sell (including any short sale), transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the offer, sale (including any short sale), transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, testamentary disposition, operation of law or otherwise), any shares of Common Stock beneficially owned by any member of the ValueAct Group or any interest (including any economic ownership or voting rights) in any shares of Common Stock beneficially owned by any member of the ValueAct Group, other than in connection with the provision of ordinary course prime brokerage services to any member of the ValueAct Group by any of its prime broker(s) (which shall not be construed to include any securities lending services by such prime broker(s)) as expressly required by the terms of any existing prime brokerage agreement entered into between the ValueAct Group and its prime broker(s). Whether or not treated as an offer or sale of shares of Common Stock under federal securities laws, “Transfer” shall also include any hedging or other transaction entered into after the date hereof, such as any purchase, sale (including any short sale) or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock beneficially owned by any member of the ValueAct Group or with respect to any security that includes or derives any significant part of its value from shares of Common Stock.
     5. Term; Termination. This Agreement shall become effective on the date hereof and continue in effect until the day immediately following the last day on which a stockholder of the Company may give timely notice of its intent to bring a proposal or director nomination for consideration at the annual meeting of stockholders of the Company to be held in calendar year 2012, as set forth in the Company’s bylaws (such period being referred to herein as the “Restricted Period”). Upon the expiration of the Restricted Period, this Agreement (other than paragraphs 5 through 10, inclusive) shall automatically terminate and be of no further force or effect with no liability on the part of any party hereto, provided that no such termination shall relieve any party hereto from liability for any breach of this Agreement prior to such termination.
     6. Amendment and Waiver. This Agreement may only be amended pursuant to a written agreement executed by all the parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective, and any other action that may be taken by or on behalf of the Company pursuant to this Agreement shall require the approval of a majority of the authorized members of the Board. No waiver of any term or provision of this Agreement shall be construed as a further or continuing waiver of such term or provision or any other term or provision. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, and no single or partial exercise of any such right, power or privilege will preclude any other or future exercise thereof or the exercise of any other right, power or privilege under this Agreement.
     7. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof. Any disputes arising out of or in connection with this Agreement shall be adjudicated in the Court of Chancery of the State of Delaware or if such court does not accept jurisdiction then any state or federal court in the State of Delaware. Each party hereto irrevocably submits to the personal jurisdiction of such court for the purposes of any such suit, action, counterclaim or proceeding arising out of this Agreement (collectively, a “Suit”). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to jurisdiction of the above court, that such Suit is brought in an inconvenient forum, or the venue of such Suit is improper.
     8. Remedies; Severability. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties are entitled to an injunction or specific performance of the terms hereof in addition to any other remedies at law or in equity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
     9. Assignment; Successors; Beneficiaries. The provisions of this Agreement shall inure to the benefit of and be binding upon the Company, each member of the ValueAct Group and their respective Affiliates, successors and assigns, including any successor to any member of the ValueAct Group or the Company or substantially all of the Company’s assets or business, by merger, consolidation, purchase of assets, purchase of stock or otherwise. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons or entities other than the parties and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party, nor shall any provisions give any third persons any right or subrogation over or action against any party.
     10. Entire Agreement; Counterparts. This Agreement constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     11. Public Announcement. Promptly following the execution of this Agreement, the Company and the ValueAct Group shall jointly issue a mutually agreeable press release announcing Mr. Lockwood’s appointment as a director of the Company and the terms of this Agreement.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BIGBAND NETWORKS, INC.
By:	/s/ ROBERT HORTON
	Name:	Robert Horton
	Title:	Sr. Vice President & General Counsel

VALUEACT SMALLCAP MASTER FUND, L.P.
By:	/s/ DAVID LOCKWOOD
	Name:	David Lockwood
	Title:	Managing Member

VA SMALLCAP PARTNERS, LLC
By:	/s/ DAVID LOCKWOOD
	Name:	David Lockwood
	Title:	Managing Member

VALUEACT SMALLCAP MANAGEMENT, L.P.
By:	/s/ DAVID LOCKWOOD
	Name:	David Lockwood
	Title:	Managing Member

VALUEACT SMALLCAP MANAGEMENT, LLC
By:	/s/ DAVID LOCKWOOD
	Name:	David Lockwood
	Title:	Managing Member

VALUEACT CAPITAL MANAGEMENT, L.P., By its General Partner, ValueAct Capital Management, LLC
By:	/s/ GEORGE F. HAMEL, JR.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

VA PARTNERS I, LLC
By:	/s/ GEORGE F. HAMEL, JR.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer

/s/ DAVID LOCKWOOD
DAVID LOCKWOOD